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                                                              Exhibit 14.1

                     [Letterhead of BDO McCabe Lo & Company]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deswell Industries, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-97162, 333-07946 and 333-110236) of Deswell Industries, Inc. (the "Company") of our report dated June 16, 2004 relating to the consolidated financial statements, appearing in the Company's Annual Report on Form 20-F for the year ended March 31, 2004.

                                                     /s/ BDO McCabe Lo & Company
Hong Kong, July 16, 2004                             BDO McCabe Lo & Company